Exhibit 10.21
                           PERSONAL SERVICES AGREEMENT

      PERSONAL SERVICES AGREEMENT dated as of March 11, 1993 by and between American Biltrite Inc., a Delaware corporation ("ABI"), and Congoleum Corporation, a Delaware corporation ("Congoleum"), pursuant to the Joint Venture Agreement dated as of December 16, 1992 (the "Agreement"), by and among ABI, Congoleum and the other corporations in the Hillside Group (as defined in the Agreement). Capitalized terms not otherwise defined herein have the meaning assigned to such terms in the Agreenent.

      The Agreement provides for, among other things, the sale, assignment and transfer by ABI to Newco of all of ABI's right, title and interest in and to all of the Division Assets and the subsequent contribution of the Division Assets by Newco to Congoleum (as more fully described in the Agreement) at the Closing Date (the "Asset Transfer").

      This Personal Services Agreement is the agreement referred to in Section 6.01(d) of the Agreement.

      In consideration of the Asset Transfer and the other agreements and provisions of the Agreement and this Personal Services Agreement and for other good and valuable consideration, ABI and Congoleum hereby agree as follows:

      1. Consent to Provision of Services. ABI agrees that Roger S. Marcus, ABI's Chief Executive Officer (the "Executive"), will serve as Chief Executive Officer of Congoleum, subject to the terms and conditions provided herein. In this regard, ABI understands that the Executive shall perform such services as are appropriate to that position and such other services that are assigned to him from time to time by the Board of Directors of Congoleum. ABI also understands that the Executive will devote substantially all of his time, attention and skill to the business and affairs of Congoleum during normal working hours. Congoleum acknowledges that the Executive will remain a director, executive officer and employee of ABI, and nothing set forth in this Agreement shall prohibit the Executive from performing his duties and responsibilities in such capacities to ABI in a manner consistent with his past performance of such duties and responsibilities (other than those previously conducted by the Executive for the Division).

      2. Term. The initial term of this Personal Services Agreement shall begin on the date hereof and shall continue thereafter for a period of five years ending on the fifth anniversary of the date hereof and may be renewed for successive one year periods by the approval of both parties hereto prior to the end of the initial term or any renewal term; provided, however, that notwithstanding anything in this Personal Services Agreement to the contrary, the term of this Personal Services Agreement shall expire upon the first to occur of: (a) the death of the Executive; (b) the Executive's termination of employment with ABI; (c) the Disability (as hereinafter defined) of the Executive or (d) the termination of the Executive's association with Congoleum for Cause (as hereinafter defined). As used herein, "Disability" shall mean the Executive's inability to perform properly his duties hereunder for a period of 120 consecutive days, or for a period of 120 non-consecutive days during any consecutive six-month period, by reason of medical, emotional or mental injury, illness, disease or defect. As used herein, "Cause" shall mean (i) indictment


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for any felony involving dishonesty or moral turpitude; (ii) embezzlement or misappropriation of funds or property of Congoleum or its affiliates; (iii) the Executive's willful refusal to obey or perform lawful resolutions of the Board of Directors of Congoleum, consistent with the Executive's position as Chief Executive Officer and reflected in approved minutes thereof after written notice and reasonable opportunity to cure; (iv) the Executive's chronic absenteeism after written notice and reasonable opportunity to be heard; (v) the Executive's chronic alcoholism or other form of substance addition after written notice and reasonable opportunity to be heard; or (vi) the Executive's willful and material breach of his duties and obligations, after written notice and reasonable opportunity to cure. In any event, upon termination of the Executive for Cause, the Board of Directors of Congoleum shall give him written notice thereof specifying the grounds for such termination, and the Executive shall be afforded the opportunity to be heard, together with his counsel, at a meeting of the Board of Directors of Congoleum, to appeal such termination.

      3. Fees and Expenses.

            (a) Personal Services Fee. For its agreement to permit the Executive to provide personal services to Congoleum hereunder, Congoleum shall pay ABI a personal services fee of $300,000 per year, payable by Congoleum in equal monthly installments after receipt by Congoleum of an invoice for the same from ABI. The personal Services fee shall be subject to annual review by the parties, but any such review shall not in any case result in a decrease in the amount of such personal services fee.

            (b) Incentive Fees. Congoleum shall pay ABI an annual incentive fee, subject to the attainment by Congoleum of certain business and financial objectives, as determined by the Board of Directors of Congoleum. The initial incentive fee payable to ABI under this Section 3(b) (if all stated objectives are attained) shall be fixed at $200,000. This initial incentive fee, the incentive targets and other terms of this incentive fee arrangement shall be subject to annual review by the parties; provided, however, that the incentive fee payable (if all stated objectives are obtained) shall be $200,000 per year or more, as determined by the Board of Directors of Congoleum.

            (c) Reimbursement of Expenses. Congoleum shall reimburse ABI (or, at ABI's direction, the Executive) for such reasonable and authorized expenditures, such as travel and entertainment, which the Executive may incur in conducting and promoting the business of Congoleum. Such authorized expenditures will be reimbursed upon presentation by ABI to Congoleum of an itemized accounting of such expenditures and receipts relating thereto in the form requested by Congoleum and in conformity with the applicable rules and regulations of the Internal Revenue Service.

      4. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt):


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            (a) If to ABI:

       American Biltrite Inc.
       57 River Street
       Wellesley Hills, Massachusetts 02481
       Attention: Richard G. Marcus

       With a copy to:

       Skadden Arps, Slate, Meagher & Flom LLP
       One Beacon Street, 31st Floor
       Boston, Massachusetts 02108
       Attention: Louis A. Goodman, Esq.

            (b) If to Congoleum:

       Congoleum Corporation
       861 Sloan Avenue
       Trenton, New Jersey 08619
       Attention: Howard N. Feist

       With a copy to:

       Patterson, Belknap, Webb & Tyler
       30 Rockefeller Place
       New York, New York  10112
       Attention: Stephen W. Schwarz, Esq.

      5. Headings. The headings contained in this Personal Services Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Personal Services Agreement.

      6. Severability. If any term or other provision of this Personal Services Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Personal Services Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Personal Services Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      7. Entire Agreement.This Personal Services Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      8. Parties in Interest. This Personal Services Agreement shall be binding upon and inure solely to the benefit of each party hereto. Except with respect to the Executive, who shall be a third party beneficiary of this Personal Services Agreement, nothing in this Personal Services Agreement, express of


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implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Personal Services Agreement.

      9. Governing Law. This Personal Services Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Personal Services Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        AMERICAN BILTRITE INC.


                                        -------------------------------
                                        By /s/ Richard G. Marcus
                                        Title:   President

                                        CONGOLEUM CORPORATION


                                        -------------------------------
                                        By: /s/ Howard N. Feist III
                                        Title: Vice President-Finance


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                    AMENDMENT TO PERSONAL SERVICES AGREEMENT

      THIS AMENDMENT TO PERSONAL SERVICES AGREEMENT, dated as of February 8, 1995, by and between American Biltrite Inc., a Delaware corporation ("ABI"), and Congoleum Corporation, a Delaware corporation ("Congoleum");

                              W I T N E S S E T H:

      THAT WHEREAS, ABI and Congoleum are parties to a Personal Services Agreement, dated as of March 11, 1993 (the "Personal Services Agreement"), pursuant to which ABI agreed that Roger S. Marcus would serve as the Chief Executive Officer of Congoleum, subject to certain terms and conditions set forth in the Personal Services Agreement;

      WHEREAS, ABI, Congoleum, Hillside Industries Incorporated, a Delaware corporation ("Hillside"), Congoleum Holdings Incorporated, a Delaware corporation ("Congoleum Holdings"), and Resilient Holdings Incorporated, a Delaware corporation ("Resilient Holdings"), are parties to a Plan of Repurchase, dated as of February 1, 1995 (the "Plan"), pursuant to which, among other things: Congoleum's direct and indirect parent corporations, Congoleum Holdings and Resilient Holdings, will be merged with and into Congoleum (the "Merger"); Congoleum will be recapitalized in the Merger and will issue shares of its newly authorized Class B common stock, par value $.01 per share (the "Class B Common Stock"), in the Merger to ABI and Hillside upon the conversion of their outstanding Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share, respectively, of Congoleum Holdings outstanding immediately prior to the effectiveness of the Merger; Congoleum will effect an initial public offering (the "Offering") of shares of newly authorized Class A common stock, par value $.01 per share; and Congoleum will use the net proceeds of the Offering, together with certain other funds of Congoleum, to acquire a portion of the shares of Class B common stock held by Hillside immediately following the effectiveness of the Merger; and

      WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Plan that ABI and Congoleum enter into this amendment to Personal Services Agreement for the purpose of amending the Personal Services Agreement in certain respects;

      NOW, THEREFORE, in consideration of the agreements set forth herein and the transactions contemplated by the Plan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendment of Section 1. Section 1 of the Personal Services Agreement is hereby amended to read in full as follows:

            "1. Consent to Provision of Services. (a) ABI agrees that Roger S. Marcus, ABI's Chief Executive Officer, will serve as the Chairman, President and Chief Executive Officer of Congoleum, subject to the terms and conditions provided herein. In this regard, ABI understands that he shall perform such services as are appropriate to that position and such other services that are assigned to him from time to time by the Board of


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      Directors of Congoleum. ABI also understands that he will devote substantially all of his time, attention and skill to the business and affairs of Congoleum during normal working hours. Congoleum acknowledges that Roger S. Marcus will remain a director, executive officer and employee of ABI, and nothing set forth in this Agreement shall prohibit him from performing his duties and responsibilities in such capacities to ABI in a manner consistent with his past performance of such duties and responsibilities (other than those previously conducted by Roger S. Marcus for the Division).

            (b) ABI agrees that Richard G. Marcus, ABI's President and Chief Operating Officer, will serve as Vice Chairman of Congoleum, subject to the terms and conditions provided herein. In this regard, ABI understands that he shall perform such services as are appropriate to that position and such other services that are assigned to him from time to time by the Board of Directors of Congoleum. ABI also understands that he will devote such amount of his business time, attention and skill as is appropriate to discharge his duties to the business and affairs of Congoleum during normal working hours. Congoleum acknowledges that Richard G. Marcus will remain a director, executive officer and employee of ABI, and nothing set forth in this Agreement shall prohibit him from performing his duties and responsibilities in such capacities to ABI in a manner consistent with his past performance of such duties and responsibilities (other than those previously conducted by Richard G. Marcus for the Division).

            (c) Each of Roger S. Marcus and Richard G. Marcus is hereinafter sometimes referred to individually as the "Executive" and they are hereinafter sometimes referred to collectively as the "Executives."

      2. Amendment of Section 2. Section 2 of the Personal Services Agreement is hereby amended to read in full as follows:

            "2. Term. The initial term of this Personal Services Agreement shall begin on the date hereof and shall continue thereafter for a period of five years ending on March 11, 1998 and may be renewed for successive one year periods by the approval of both parties hereto prior to the end of the initial term or any renewal term (any such renewal by Congoleum to be authorized by a majority of the disinterested members of the Board of Directors of Congoleum); provided, however, that notwithstanding anything in this Personal Services Agreement to the contrary, the term of this Personal Services Agreement shall expire with respect to a particular Executive upon the first to occur of: (a) the death of such Executive; (b) such Executive's termination of employment with ABI; (c) the Disability (as hereinafter defined) of such Executive or (d) the termination of such Executive's association with Congoleum for Cause (as hereinafter defined). As used herein, "Disability" shall mean such Executive's inability to perform properly his duties hereunder for a period of 120 consecutive days, or for a period of 120 non-consecutive days during any consecutive six-month period, by reason of medical, emotional or mental injury, illness, disease or defect. As used herein, "Cause" shall mean with respect to a particular Executive. (i) indictment for any felony involving dishonesty or moral turpitude; (ii) embezzlement or misappropriation of funds or property of Congoleum or its affiliates; (iii) the Executive's willful refusal to obey or perform lawful resolutions of the Board of Directors of Congoleum, consistent with the Executive's position and reflected in approved minutes thereof after written notice and reasonable opportunity to cure; (iv) the Executive's chronic absenteeism after


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      written notice and reasonable opportunity to be heard; (v) the Executive's chronic alcoholism or other form of substance addiction after, written notice and reasonable opportunity to be heard; or (vi) the Executive's willful and material breach of his duties and obligations, after written notice and reasonable opportunity to cure. In any event, upon termination of either Executive for Cause, the Board of Directors of Congoleum shall give him written notice thereof specifying the grounds for such termination, and such Executive shall be afforded the opportunity to be heard, together with his counsel, at a meeting of the Board of Directors of Congoleum, to appeal such termination."

      3. Amendment of Section 3. Clauses (a) and (b) of Section 3 of the Personal Services Agreement are hereby amended to read in full as follows:

            "(a) Personal Services Fee. For its agreement to permit the Executives to provide personal services to Congoleum hereunder, Congoleum shall pay ABI a personal services fee of $500,000 per year, payable by Congoleum in equal monthly installments after receipt by Congoleum of an invoice for the same from ABI. Upon the termination of this Agreement with respect to a particular Executive as provided in Section 2 above, the personal services fee shall be reduced to $300,000 per year (if the terminated Executive is Richard G. Marcus) or $200,000 per year (if the terminated Executive is Roger S. Marcus), in each case from and after the effective date of such termination. The personal services fee shall be subject to annual review by the parties, but any such review shall not in any case result in a decrease in the amount of such personal services fee. The personal services fee shall be increased commencing at the beginning of each calendar year by a percentage amount, determined by a majority of the disinterested members of the Board of Directors in good faith, equal to the increase in the consumer price index in the New York metropolitan area for the immediately preceding year.

            (b) Incentive Fees. Congoleum shall pay ABI an annual incentive fee, subject to the attainment by Congoleum of certain business and financial objectives, as determined by a majority of the disinterested members of the Board of Directors of Congoleum. The maximum amount of the incentive fee payable to ABI under this Section 3 (b) (if all stated objectives are attained) shall be limited to $500,000."

      4. Ratification. Each of ABI and Congoleum hereby ratifies and confirms all of the terms and provisions of the Personal Services Agreement, as amended hereby.

      5. Counterparts. This Amendment to Personal Services Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall collectively constitute a single instrument.


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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment to Personal Services Agreement as of the date first above written.

                                        AMERICAN BILTRITE INC.


                                        By:
                                            ---------------------------------
                                            /s/ Roger S. Marcus
                                            Title: Chief Executive Officer

                                        CONGOLEUM CORPORATION


                                        BY:
                                            ---------------------------------
                                            /s/ H. N. Feist
                                            Title: Sr. Vice President-Finance


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                 SECOND AMENDMENT TO PERSONAL SERVICES AGREEMENT

      THIS SECOND AMENDMENT TO PERSONAL SERVICES AGREEMENT, dated as of November 15, 1996, by and between American Biltrite Inc., a Delaware corporation ("ABI") and Congoleum Corporation, a Delaware corporation ("Congoleum");

                              W I T N E S S E T H:

      THAT WHEREAS, ABI and Congoleum are parties to a Personal Services Agreement, dated as of March 11, 1993 (the "Personal Services Agreement"), as amended February 8, 1995, pursuant to which ABI agreed that Roger S. Marcus would serve as the Chief Executive Officer of Congoleum and Richard G. Marcus would serve as the Vice Chairman of Congoleum, subject to certain terms and conditions set forth in the Personal Services Agreement;

      NOW, THEREFORE, in consideration of the agreements set forth herein and the transactions contemplated by the Plan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendment of Section 3. Clause (b) of Section 3 of the Personal Services Agreement is hereby amended to read in full as follows:

            (b) Incentive Fees. Congoleum shall pay ABI an annual incentive fee as determined by a majority of the disinterested members of the Board of Directors.

      4. Ratification. Each of ABI and Congoleum hereby ratifies and confirms all of the terms and provisions of the Personal Services Agreement, as amended hereby.

      5. Counterparts. This Amendment to Personal Services Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall collectively constitute a single instrument.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Personal Services Agreement as of the date first above written.

         AMERICAN BILTRITE INC.               CONGOLEUM CORPORATION


         ------------------------------       ---------------------------------
         By: /s/ Roger S. Marcus              By: /s/ H. N. Feist
         Title: Chief Executive Officer       Title: Sr. Vice President-Finance


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                 THIRD AMENDMENT TO PERSONAL SERVICES AGREEMENT

      THIS THIRD AMENDMENT TO PERSONAL SERVICES AGREEMENT, dated as of March 10, 1998, by and between American Biltrite Inc., a Delaware corporation ("ABI") and Congoleum Corporation, a Delaware corporation ("Congoleum");

                               W I T N E S S E T H

      THAT WHEREAS, ABI and Congoleum are parties to a Personal Services Agreement, dated as of March 11, 1993 (the "Personal Services Agreement"), as amended February 8, 1995 and November 15, 1996, pursuant to which ABI agreed that Roger S. Marcus would serve as the Chief Executive Officer of Congoleum and Richard G. Marcus would serve as the Vice Chairman of Congoleum, subject to certain terms and conditions set forth in the Personal Services Agreement:

      NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Extension of Term: The term of the Personal Services Agreement is renewed for a five-year period beginning on March 11, 1998.

      2. Ratification. Each of ABI and Congoleum hereby ratifies and confirms all of the terms and provisions of the Personal Services Agreement, as amended hereby.

      3. Counterparts. This Amendment to Personal Services Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall collectively constitute a single instrument.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Personal Services Agreement as of the date first above written.


AMERICAN BILTRITE INC.                        CONGOLEUM CORPORATION


------------------------------                ---------------------------------
By: /s/ H. N. Feist                           By: /s/ Roger S. Marcus
Title: Chief Executive Officer                Title: Sr. Vice President-Finance


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                 FOURTH AMENDMENT TO PERSONAL SERVICES AGREEMENT

      THIS FOURTH AMENDMENT TO PERSONAL SERVICES AGREEMENT, dated as of November 7, 2002 by and between American Biltrite Inc., a Delaware corporation ("ABI") and Congoleum Corporation a Delaware corporation ("Congoleum");

                                   WITNESSETH:

      THAT WHEREAS, ABI and Congoleum are parties to a Personal Services Agreement, dated as of March 11, 1993 (the "Personal Services Agreement"), as amended February 8, 1995, November 15, 1996, and March 10, 1998, pursuant to which ABI agreed that Roger S. Marcus would serve as the Chief Executive Officer of Congoleum and Richard G. Marcus would serve as the Vice Chairman of Congoleum, subject to certain terms and conditions set forth in the Personal Services Agreement;

      NOW, THEREFORE, in consideration of the agreement set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Extension of Term. The term of the Personal Services Agreement is renewed for a five-year period ending on March 10, 2008.

      2. Ratification. Each of ABI and Congoleum hereby ratifies and confirms all of the terms and provisions of the Personal Services Agreement, as amended hereby.

      3. Counterparts. This Amendment to Personal Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall collectively constitute a single instrument.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this amendment to Personal Services Agreement as of the date first above written.

         AMERICAN BILTRITE, INC.            CONGOLEUM CORPORATION


By:                                         By:
   ------------------------                    ------------------------------
  /s/ Richard G. Marcus                        /s/ H. N. Feist
  Title: President                             Title: Chief Financial Officer


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